AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           BULL & BEAR FUNDS II, INC.


     FIRST:       (1) The  name and  post office address of the  incorporator is
Robert D. Anderson, 103 East Front Street, Red Bank, New Jersey 07701.

                  (2) The said incorporator is at least eighteen years of age.

                  (3) The said incorporator is forming the Corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

     SECOND: The name of the Corporation is:

                           BULL & BEAR FUNDS II, INC.

     THIRD: (1) The Corporation is formed for the following purpose or purposes:

              (a) To conduct, operate and carry on the business of an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended; and

              (b) To exercise and enjoy all powers, rights and privileges granted to and conferred upon corporations by the Maryland General Corporation Law, now or hereafter in force.

     (2) The foregoing clauses shall be construed as powers as well as objects and purposes.

     FOURTH: The address of the principal office of the Corporation within the State of Maryland is 11 East Chase Street, Baltimore, Maryland 21202, and the resident agent of the Corporation in the State of Maryland at this address is Prentice-Hall Corporation System.

     FIFTH:  (1)  The  total  number  of  shares  of  capital  stock  which  the
Corporation has authority to issue is one billion (1,000,000,000) ($.01) par value per share ("Shares"), having an aggregate par value of $10,000,000, comprising five hundred million (500,000,000) Shares in the Bull & Bear Dollar Reserves series, two hundred fifty million (250,000,000) Shares in the Bull & Bear Global Income Fund series, and two hundred fifty million (250,000,000) Shares in the Bull & Bear U.S. Government Securities Fund series.

     The Board of Directors of the Corporation shall have full power and authority to create and establish and to classify or to reclassify, as the case may be, any Shares of the Corporation in separate and distinct series ("Series") and classes of Series ("Classes"). The Shares of said Series or Classes of stock shall have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The establishment of any Series or Class shall be effective upon the adoption of a resolution by the Board of Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may abolish that Series or Class and the establishment and designation thereof.

     The Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding, and, from time to time to designate or redesignate the name of any Class or Series whether or not Shares of such Class or Series are outstanding. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.

     The Corporation shall have authority to issue any additional Shares hereafter authorized by resolution of the Board of Directors and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

     (2) The Board of Directors is hereby authorized to issue and sell from time to time Shares of the Corporation for cash or securities or other property as the Board of Directors may deem advisable in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland; provided, however, that the consideration per share (exclusive of any selling commission) to be received by the Corporation upon the issuance or sale of any Shares of its capital stock shall not be less than the par value per share and shall not be less than the net asset value per share of such capital stock determined as hereinafter provided. No such Shares, whether now or hereafter authorized, shall be required to be first offered to the then existing stockholders and no stockholder shall have any preemptive right to purchase or subscribe to any unissued shares of the Corporation's capital stock or for any additional shares whether now or hereafter authorized.

     (3) At all meetings of stockholders, each holder of Shares shall be entitled to one vote for each Share standing in the holder's name on the books of the Corporation on the date fixed in accordance with the By-Laws for determination of stockholders entitled to vote thereat; provided, however, that when required by the Investment Company Act of 1940 or rules thereunder or when the Board of Directors has determined that the matter affects only the interest of one Series or Class, matters may be submitted to a vote of the holders of Shares of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the Shares of the Series or Class standing in the holder's name on the books of the Corporation. The presence in person or by proxy of the holders of one-third (1/3) of the Shares outstanding and entitled to vote shall constitute a quorum at any meeting of the stockholders except where a matter is to be voted on by a Series or Class, one-third of the Shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.

     (4) Each holder of Shares shall be entitled at such times as may be permitted by the Corporation to require the Corporation to redeem any or all of the holder's Shares at a redemption price per share equal to the net asset value per share less such charges as are determined by the Board of Directors, at such time as the Board of Directors shall have prescribed by resolution. The Board of Directors may specify conditions, prices, places and manner and form of payment of redemption, and may specify requirements for the proper form or forms of requests for redemption. The Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the Investment Company Act of 1940.

     (5) The Board of Directors may cause the Corporation to redeem at current net asset value all shares owned or held by any one stockholder having an aggregate current net asset value of any amount. Such redemptions shall be effected in accordance with such procedures as the Board of Directors may adopt. Upon redemption of shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

     (6) Dividends and distributions on Shares may be declared, calculated and paid with such frequency and in such form, manner and amount as the Board of Directors may from time to time determine.

     (7) Net asset value, as used herein, shall be determined on such days and at such times and by such methods as the Board of Directors shall determine, subject to the Investment Company Act of 1940 and the applicable rules and regulations promulgated thereunder. Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate.

     SIXTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all Shares of the Corporation to take or authorize any action, any action (including amendment of these Articles of Incorporation) may be taken or authorized by the Corporation upon the affirmative vote of a majority of the Shares entitled to vote thereon.

     SEVENTH: (1) To the maximum extent permitted by applicable law (including Maryland law and the Investment Company Act of 1940) as currently in effect or as may hereafter be amended;

     (a) No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages; and

     (b) The Corporation shall indemnify and advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.

              (2) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

              (3) Any repeal or modification of this Article SEVENTH, by the stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     EIGHTH: The name "Bull & Bear" included in the name of the Corporation and its Series shall be used pursuant to a royalty-free nonexclusive license from Bull & Bear Group, Inc. or a subsidiary of Bull & Bear Group, Inc. The license may be withdrawn by Bull & Bear Group, Inc. or its subsidiary in the event the Investment Manager of the Corporation shall not be Bull & Bear Advisers, Inc. or some other corporation controlling, controlled by or under common control with Bull & Bear Group, Inc., in which case the Corporation shall have no further right to use the name "Bull & Bear" in its corporate name or otherwise and the Corporation, the holders of its capital stock and its officers and directors, shall promptly take whatever action may be necessary to change its name accordingly.

     NINTH: (1) All corporate powers and authority of the Corporation shall be vested in and exercised by the Board of Directors except as otherwise provided by statute, these Articles, or the Bylaws of the Corporation. The number of directors of the Corporation, until such number shall be increased or decreased pursuant to the By-Laws of the Corporation, shall be nine (9). The number of directors shall never be less than the number prescribed by the General Corporation Law of the State of Maryland.

          (2) The names of the persons who shall act as directors of the Corporation until their respective successors are elected and qualified are:
Bassett S. Winmill; Robert D. Anderson; Russell E. Burke III; Bruce B. Huber; James E. Hunt; Frederick A. Parker; John B. Russell; Mark C. Winmill; Thomas B. Winmill.

          (3) Subject to the provisions of these Articles of Incorporation and the provisions of the Investment Company Act of 1940, any director, officer or employee, individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee of this Corporation may be an officer, director, trustee, employee or stockholder may be a party to or may be pecuniarily interested in any contract or transaction of the Corporation, and in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated, provided that the facts shall be disclosed or shall have been known to the Board of Directors or a majority thereof and any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or stockholder of such corporation or association or a member of such partnership which is so interested may be counted in determining the existence of a quorum at any meeting of the Directors of the Corporation which shall authorize any such contract or transaction and may vote thereat on any such contract or transaction with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such corporation, association so interested or not a member of a partnership so interested, or so interested individually.

[signatures omitted]